UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 19, 2010

Morgan Stanley Smith Barney Spectrum Currency L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-31563	13-4084211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Demeter Management LLC, 522 Fifth Avenue, 13th Floor, New York, NY 10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 296-1999

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On February 19, 2010, Demeter Management LLC, the general partner of the Registrant (the “General Partner”), notified FX Concepts Trading Advisor, Inc. (“FX Concepts”) that the Management Agreement dated as of October 9, 2007, and any amendments or revisions subsequently made thereto, among the Registrant, the General Partner and FX Concepts (the “FX Concepts Management Agreement”), pursuant to which FX Concepts traded a portion of the Registrant’s assets in commodity interest contracts, will be terminated effective February 26, 2010.  Consequently, FX Concepts shall cease all commodity interest trading on behalf of the Registrant effective February 26, 2010.

No penalties have been incurred by any of the parties as a result of the termination of the FX Concepts Management Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY SMITH BARNEY SPECTRUM CURRENCY L.P.

Date: February 25, 2010	By:	Demeter Management LLC
as General Partner

/s/ Walter Davis
	Name:	Walter Davis
	Title:	President